POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Stewart D. Gregg and Monica P. Vickman and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission by USAllianz Variable Insurance Products Trust pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR or otherwise; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURE                            TITLE               DATE

/s/ Harrison W. Conrad                                March 26, 2003
                                     Trustee           __________
  Harrison Conrad

/s/ Roger A Gelfenbien                                March 26, 2003
                                     Trustee           __________
  Roger Gelfenbein

/s/ Arthur C. Reeds III                               April 1, 2003
                                     Trustee           __________
  Arthur C. Reeds III

/s/ Troy Sheets                                       March 24, 2003
                                  Treasurer and         __________
  Troy Sheets               Chief Financial Officer

/s/ Christopher H. Pinkerton                          April 7, 2003
                                   President and        __________
  Christopher Pinkerton         Chairman of the Board
                                (Principal Executive Officer)